                                                                   EXHIBIT 10.15
                                    FORM OF
                           NONCOMPETITION AGREEMENT


     This NONCOMPETITION AGREEMENT (this "Agreement"), dated as of July 10,
1998, is between             ,an individual ("Employee"), and Rowe.com Inc., a
Delaware corporation (the "Company").

PRELIMINARY STATEMENTS:

     A. The Company and its affiliates are in the business of electronic commerce transactions involving the sale of periodicals, research reports and subscriptions of such materials (the "Business");

     B. The Company is issuing shares of its Class B Preferred Shares, $. par value, at a price of $ per share to certain investors (the "Investors") pursuant to a stock Purchase Agreement dated as of May 4, 1998 (the " Stock Purchase Agreement").

     C. Employee is an employee of the Company, owning ____% of the Company's capital stock prior to the Investors' investment in the Company on a fully- diluted basis.

     D. One of the conditions to the investment by the Investor is the execution of this Agreement by Employee.

NOW, THEREFORE, in consideration and as a condition of Employee's employment by the company, the investment by the Investors under the Stock Purchase Agreement, and the mutual covenants and agreement contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, parties hereto agree as follows:

1) DEFINITIONS. The following terms, when capitalized, shall have the meanings set forth below:

     BOARD- shall mean the Board of Directors of the Company.

     BUSINESS- shall have the meaning provided in the Recitals to this Agreement.

     CAUSE- shall mean (I) any act or acts by Employee resulting directly or indirectly in, or intended to result directly or indirectly in, material gain or personal enrichment to Employee or any third party at the expense of the Company; (ii) the willful, wanton or reckless failure by Employee to properly perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness); (iii) Employee's indictment for a felony or (iv) Employee's breach of Section 5 or Section 6 of this Agreement. Employee's employment shall in no event be considered to have been terminated by the Company for cause if such termination took place as the result of bad judgement or ordinary negligence.

     CONFIDENTIAL INFORMATION- shall mean information that, although not a Trade Secret, is not generally known and includes, but is not limited to, sales and marketing information, customer account records, training and operations materials and memoranda, personnel records, pricing and financial information relating to the business, accounts, customers, employees and affairs of the Company or of its affiliates; any information marked "Confidential" by the Company or by its affiliates; and any other similar information that is not a Trade Secret.

     GOOD REASON- shall mean Employee's duties are Negatively Altered.

     NEGATIVELY ALTERED- shall mean if any of the following shall occur without Employee's express written consent: (i) the assignment to Employee of any duties materially inconsistent with Employee's position, duties, responsibilities and status with the Company (other than promotions) or a material adverse change in Employee to move his residence more than 100 miles; or (iii) the failure by the Company to continue to provide Employee with employee benefits that are comparable to employees of a similar status.

     NONCOMPETITION PERIOD- shall mean the period of time consisting of the term of Employee's employment with the Company and a period of twelve (12) months following the termination of Employee's employment hereunder for any reason by the Company or by Employee.

     SERVICES- shall have the meaning described in Section 2.

     TERRITORY- shall mean the United States, Canada and in any other country where the Company has generated revenue.

     TRADE SECRET- shall mean (i) any scientific or technical information, program, software, design, process, procedure, formula, invention or improvement that is secret and of value and (ii) information including, but not limited to, technical or nontechnical data, formula patterns, compilations, programs, software, devices, methods, techniques, drawings, processes, financial data and lists of actual or potential customers which the Company or its affiliates takes reasonable efforts to protect from disclosure.

2) EMPLOYMENT AT WILL. Employee shall continue to be employed by the Company on an " at will" basis and Employee's employment shall continue for such time as the Company is in need of, or desirous of, the services of Employee. It is expressly understood and agreed between the Company and Employee that the duration of Employee's employment is unspecified and results in the sole discretion of the Company.

3) DUTIES. Employee shall devote his full business time and efforts solely to the business and interest of the Company. During the term of this Agreement, Employee shall not engage in any activity which would be inconsistent with such duties or with the objectives and business of the Company and shall diligently perform his obligations and discharge his duties under this Agreement. Employee shall adhere to all ethical practices and other rules and regulations established by the Company.

4) SEVERANCE.
     (A) If (i) the Company terminates Employee's employment with the Company for any reason other than Cause or (ii) Employee voluntarily terminates his employment with the Company for Good Reason, the Company shall pay Employee during each month of the Noncompetition Period and amount equal to two-thirds of Employee's monthly salary in effect at the time of such termination; provided, however, that the Company may elect not to make severance payments to Employee or to cease making such severance payments at any time during the Noncompetition Period, in which event Employee's obligations under
          Section 5 shall terminate. If employee is employed by a third party after the termination of his employment with the Company and prior to the end of the Noncompetition Period, the Company shall be entitled to deduct from Employee's monthly severance payments an amount equal to Employee's monthly salary (including all other cash compensation) received from such third party employer.

     (B) If (i) the Company terminates Employee's employment with the Company for Cause or (ii) Employee voluntarily terminates his employment with the Company other than for Goof Reason, the Company shall not be obligated to make any severance payments to Employee and Employee shall only be entitled to receive his salary earned, pro rata, up to and including the date of any such termination.

5) NONCOMPETITION & PROPRIETARY INFORMATION.

     (A) During the Noncompetition Period, Employee shall not, directly or indirectly, either individually, in partnership, jointly, or in conjunction with any person, firm, partnership, limited liability company, corporation, or unincorporated association of any kind, whether as principal, agent, shareholder, employee, or in any other capacity whatsoever:

               (I) engage in any business in the Territory which competes with the Business;

               (II) solicit or contact potential customers on behalf of, invest in, obtain any interest, in, advise, lend money to, or guarantee the debts or obligations of any person, firm, partnership, limited liability company, corporation, or unincorporated association of any kind, which is engaged in the Territory in any business which competes with the Business;

               (III) solicit or accept business from any of the Company's or its affiliates customers or actively sought prospective customers, for the purposes of providing products or services in the Territory which are the same as or substantially similar to those provided by the Company in connection with its conduct of the Business; or

               (IV) persuade or attempt to persuade any employee of the Company or its affiliates to terminate his or her service with the Company or with such affiliates.

     (B) During Employee's employment with the Company and thereafter, Employee shall not use, reveal or divulge any Trade Secrets or Confidential Information relating to the Business. Notwithstanding the foregoing, Employee shall not be subject to the restrictions set forth in this
          Section 5 with respect to information which:

               (I) becomes generally available to the public other than as a result of disclosure by Employee or his agents or representatives;

               (II) becomes available to Employee on a non-confidential basis from a source other than the Company or its agents, provided that such source lawfully obtained such information and is not bound by a confidentiality obligation not to disclosure such information; or

               (III)  is required to be disclosed by law.

6) ASSIGNMENT OF INVENTIONS & RETURN OF COMPANY DOCUMENTS.

     (A) Employee shall promptly make full written disclosure to the Company, shall hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all of Employee's right, title and interest in and to any and all inventions,, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduce to practice, within the scope and during the period of time of Employee's employment with the Company ( collectively referred to as "Inventions"). Employee hereby also assigns to the Company, or its designee, all of Employee's rights, title and interest and to any and all Inventions, which Employee solely or jointly conceived or developed or reduced to practice, or caused to be developed or reduced to practice, within the scope and during Employee's employment with the Company prior to the date of this Agreement. Employee further acknowledges that all original works of authorship which are made or were made by Employee (solely or jointly with others) within the scope of and during the period of Employee's employment with the Company prior to and after the date of this Agreement and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act. Employee understands and agrees that the decision whether or not to commercialize or market any invention developed by Employee solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty shall be due to Employee as a result of the Company's efforts to commercialize or market any such invention.

     (B) Employee shall keep and maintain adequate and current written records of all Inventions made by Employee (solely or jointly with others) during the term of his employment with the Company. Employee shall keep such records in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The Records shall be available to and remain the sole property of the Company at all times.

     (C) Employee shall assist the Company, or its designee, at the Company's expense, in every proper way reasonably necessary to secure the Company's rights in the Inventions and any copyrights, patents or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in to such Inventions, and any copyrights, patents or other intellectual property rights relating thereto. Employee further agrees that such obligations to executed or cause to be executed, when it is in Employee's power to do so, any such instrument or papers at the Company's expense shall continue after the termination of this Agreement. If the Company is unable because of the mental or physical incapacity of Employee's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company pursuant to this Agreement, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney in fact to act for and in Employee's behalf and stead to execute and file such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.

     (D) Upon termination of Employee's employment with the Company, Employee shall deliver to the Company ( and shall not keep in his possession, recreate or deliver to anyone else ) any and all devices, records data, notes, reports, proposals, lists, correspondence, specification, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Employee pursuant to Employee's employment with the Company or otherwise belonging to the Company, its successors or assigns

7) REMEDIES. Employee acknowledges and agrees that the Company would suffer irreparable harm from a breach by Employee of the restrictive covenants set forth in Section 5 or 6. Therefore, in the event of the actual or threatened breach by Employee under Section 5 or 6, the Company any, in additional and supplementary to any other rights and remedies existing in its favor (including, without limitation, its right to terminate Employee's employment), apply to any court of law or equity of competent jurisdiction for specific performance or injunctive or other relief in order to enforce or prevent any violation of the provisions of Section 5 or 6. Employee agrees not to raise the defense of an adequate remedy at law in any such proceeding. Employee agrees that the existence of any claim or cause of action by Employee against the company, whether predicated upon this Agreement or any other contact, shall not constitute a defense to the enforcement by the Company of the provisions of Section 5 or 6.

8) NOTICE. All notices and other communications required under this Agreement shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended ( which shall include delivery by Federal Express or similar service) or three (3) business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

          If to Employee:          [Name and Address of
                                        Employee]

          If to the Company:       RoweCom Inc.
                                   725 Concord Avenue
                                   Cambridge, Massachusetts 02138
                                   USA

9) REFORMATION & SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid under applicable law, such provisions shall be effective only to the extent of this enforceability or validity, without affecting the enforceability or validity of the remainder of this Agreement, and such court shall have jurisdiction to reform this Agreement to the maximum extent permitted by law. In the event that any such provision of this Agreement cannot be reformed, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

10) Binding Effect & Waiver. The terms and provisions of this Agreement shall be binding on and inure to the benefit of Employee, his heirs, executors, administrators, and other legal representatives and shall be binding on and inure to the benefit of the Company, its affiliates, successors or assigns. The failure of the Company at any time or from time to time to require performance of any of Employee's obligations under this Agreement shall in no manner affect the Company's right to enforce any provision of this Agreement at a subsequent time, and the waiver of any rights arising out of any subsequent or prior breach.

11) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between Employee and the Company with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter hereof.

12) AMENDMENT. No amendment, modification, or waiver of any provision of this Agreement, or consent to any departure by Employee therefrom, shall be effective unless the same shall be in writing and signed by the parties hereto.

13) ASSIGNMENT. This Agreement is for personal services to be performed by Employee and may not be assigned or transferred by Employee, or the obligations of Employee performed by any other party. All of the rights and obligations of the Company under this Agreement are fully assignable and transferable by the Company.

14) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15) HEADINGS. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning of interpretation of this Agreement or provisions hereof.

16) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


EMPLOYEE:


___________________________________
    Employee Signature and Date


COMPANY:

Rowe.com Inc., a Delaware Corporation

Witnessed by:

Signature:_________________________________  Title:_____________________________

Print Name:________________________________

                                                                               5